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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of PanAmerican Bancorp on Form SB-2 (No. 1) of our report, dated March 5, 2002, except for the discussion of the reverse stock split in Note 1, as to which the date is September 25, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.



                                                         McGLADREY & PULLEN, LLP

Fort Lauderdale, Florida
September 29, 2003